UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: March 21, 2013

(Date of earliest event reported)

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-124878	59-3796143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12200 Herbert Wayne Court, Suite 150

Huntersville, North Carolina

(Address of principal executive offices)

28078

(Zip Code)

(704) 992-2000

Registrant’s telephone number, including area code:

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Share Purchase Agreement with Regional Tire Distributors, Inc.

On March 22, 2013, Trican Tire Distributors Inc. (“Trican”), an indirect wholly-owned subsidiary of American Tire Distributors Holdings, Inc. (“Holdings”), and American Tire Distributors, Inc. (“ATDI”), a direct wholly-owned subsidiary of Holdings, entered into a Share Purchase Agreement (the “Purchase Agreement”) with Regional Tire Holdings Inc., a corporation formed under the laws of the Province of Ontario (“Holdco”), Regional Tire Distributors Inc., a corporation formed under the laws of the Province of Ontario and a wholly owned subsidiary of Holdco (“RTD”), and the shareholders of Holdco (“Sellers”), pursuant to which Trican agreed to acquire from Sellers all of the issued and outstanding shares of Holdco (the “Acquisition”). RTD is a wholesale distributor of tires, tire parts, tire accessories and related equipment in the Ontario and Atlantic provinces of Canada.

The closing of the transaction, which is subject to customary conditions, is expected to occur by the end of April 2013 for aggregate cash consideration of approximately $62.5 million (the “Purchase Price”). The Purchase Price is subject to certain post-closing adjustments, including, but not limited to, working capital adjustments. Neither Holdings, Trican nor any of their affiliates have had a material relationship with Sellers, Holdco or RTD other than in respect of the Purchase Agreement.

The Purchase Price is expected to be funded by borrowings under Holdings’ Sixth Amended and Restated Credit Agreement (the “Credit Facility”). On March 21, 2013, Holdings entered into an amendment to the Credit Facility (the “Amendment”) to facilitate the Acquisition. The Amendment is contingent upon the closing of the Acquisition.

Trican, Holdco, RTD and Sellers and their affiliates made customary representations, warranties and covenants in the Purchase Agreement. ATDI’s obligations under the Purchase Agreement are limited to its guarantee of Trican’s payment of the Purchase Price.

This summary of the Purchase Agreement and the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement and the Amendment, which Holdings intends to file as exhibits to its Quarterly Report on Form 10-Q for the period ending March 30, 2013.

On March 28, 2013, Holdings issued a press release announcing the Purchase Agreement. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 for a description of the Amendment to the Credit Facility, which is responsive to this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC. (Registrant)

March 28, 2013	By:	/s/ JASON T. YAUDES
		Name:	Jason T. Yaudes
		Title:	Executive Vice President and Chief Financial Officer